Exhibit 10.11(c)

Executive Officers of
The Scotts Miracle-Gro Company
who are parties to form of
Tier 1 Participation Agreement under
The Scotts Company LLC Executive Severance Plan

Effective Date of
Name and Principal Position	Tier 1 Participation
with The Scotts Miracle-Gro Company	Agreement

Barry W. Sanders, President and Chief Operating Officer	November 5, 2011

Denise S. Stump, Executive Vice President, Global Human Resources and Chief Ethics Officer	November 5, 2011

Michael C. Lukemire, Executive Vice President, North American Operations	April 26, 2012

Ivan C. Smith, Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	July 10, 2013

Thomas Randal Coleman, Executive Vice President and Chief Financial Officer	April 15, 2014